Exhibit 10.72

SHURGARD STORAGE CENTERS, INC.

FIRST AMENDMENT TO SENIOR MANAGEMENT EMPLOYMENT AGREEMENT

This First Amendment to the Senior Management Employment Agreement (the “Amendment”) is made as of January 17, 2006, by and between Shurgard Storage Centers, Inc., a Washington corporation (the “Company”), and [                                    ] (“Executive”).

WHEREAS, the Company and Executive are parties to a Senior Management Employment Agreement dated as of [Date] (the “Employment Agreement”);

WHEREAS, the Company and the Executive desire to amend the Employment Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Section 4(a) shall be amended in its entirety to read as follows:

“(a) Termination Payment. Subject to Section 4(b)(i), in recognition of past services to the Company by Executive, the Company shall make a lump sum payment in cash to Executive as severance pay within ten (10) business days following the date of Termination equal to two and one-half (2 1/2) times the sum of: (i) Executive’s annual base salary in effect immediately prior to the date that either a Business Combination shall occur or such date of Termination, whichever salary is higher; plus (ii) the greater of, (a) Executive’s target bonus in effect immediately prior to the date of a Business Combination, or (b) Executive’s target bonus in effect immediately prior to the date of Termination.”

2. Section 8(b) shall be renumbered as Section 8(d).

3. A new Section 8(b) shall be added to read as follows:

“(b) Notwithstanding anything to the contrary herein, in the event that, prior to a Business Combination, Executive’s employment with the Company is terminated by the Company for Cause, voluntarily by Executive other than for Good Reason or due to Executive’s death or Disability, then this Agreement shall automatically terminate without any payments or other benefits hereunder. In the event that Executive is rehired by the Company after Executive’s employment is terminated with the Company for any reason, the Board, in its sole discretion, shall determine whether it is appropriate and in the best interests of the Company to enter into a new Senior Management Employment Agreement or other similar agreement with Executive.”

4. A new Section 8(c) shall be added to read as follows:

“(c) In the event that, upon Executive’s written request, the Board grants Executive a leave of absence, this Agreement shall automatically terminate upon commencement of Executive’s leave of absence and be of no further force or effect, unless (i) the Company and Executive agree, in writing, that this Agreement shall continue in effect during Executive’s leave of absence or (ii) such a termination of this Agreement would violate any applicable laws.”

5. Section 9(d) shall be amended in its entirety to read as follows:

“(d) Legal Expenses. The Company shall pay all of Executive’s reasonable costs and expenses in connection with any litigation, arbitration or similar proceeding, whether or not instituted by the Company or Executive, with respect to the interpretation or enforcement of any provision of this Agreement, including reasonable attorneys’ fees and disbursements, in connection with such litigation, arbitration or similar proceeding; provided, however, that Executive shall pay all of Executive’s costs and expenses in connection with any litigation, arbitration or similar proceeding with respect to the interpretation or enforcement of any provision of this Agreement if a court or arbitrator determines that Executive’s suit was frivolous or brought in bad faith. The Company shall pay prejudgment interest on any money judgment obtained by Executive as a result of such proceedings, calculated at the published commercial interest rate of Bank of America, N.A., for its best customers, as in effect from time to time from the date that payment should have been made to Executive under this Agreement.”

6. Section 9(i) shall be renumbered as Section 9(k).

7. A new Section 9(i) shall be added to read:

“(i) Entire Agreement. This Agreement represents the entire agreement between the Company and Executive concerning the subject matter herein and supersedes any and all negotiations, prior discussions and agreements (oral or written) between the Company and Executive with respect to the subject matter herein.”

8. A new Section 9(j) shall be added to read:

“(j) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.”

9. Subparagraph (d) of the definition of “Business Combination” set forth in Schedule A shall be amended such that each reference therein to “corporation” shall be changed to “entity”.

10. Employment Agreement. To the extent not amended hereby, the Employment Agreement shall continue with full force and effect in accordance with its terms.

11. Counterparts. This Amendment may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. Execution and delivery of this Amendment by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of the Amendment by such party. Such facsimile copies shall constitute enforceable original documents.

12. Headings. All captions and section headings used in this Amendment are for convenient reference only and do not form a part of this Amendment.

13. Governing Law. This Amendment will be governed by the laws of the State of Washington (with the exception of its conflict of laws provisions).

IN WITNESS WHEREOF, this Amendment has been entered into as of the date first set forth above.

SHURGARD STORAGE CENTERS, INC.	EMPLOYEE

By:	Signature
Title:

Printed Name

Signature Page of First Amendment To Senior Management Employment Agreement

Schedule of

Senior Management Employment (upon Business Combination) Agreements

Barbo, Charles

Beck, Harrell

Ghose, Devasis

Hall, Mark

Hoffman, Larry

Johnson, Judith

Johnson-Gorrell, Sydney

Loeffler, Raymond

McNamee, James

Newhouse, Ron

Orenstein, Jane

Prether, Terry

Szorik, Jeffrey

Tyler, Steven